FOR IMMEDIATE RELEASE
Exhibit 99.1
FISHER COMMUNICATIONS APPOINTS MICHAEL D. WORTSMAN
TO BOARD OF DIRECTORS
Veteran Spanish-language broadcast executive brings expertise to Fisher
SEATTLE, WA — July 27, 2007 — Fisher Communications, Inc. (NASDAQ: FSCI) announced today the appointment of Michael D. Wortsman to the company’s Board of Directors. Wortsman is the recently retired president of Univision Television Group, the nation’s leading Spanish-language media company.
“Michael’s extensive broadcast background, along with his invaluable understanding of Spanish-language media, will be a true asset to Fisher,” said Colleen B. Brown, president and chief executive officer of Fisher Communications. “The Spanish-language audience is the fastest growing media market in the United States today, and within the last year Fisher has made key strategic acquisitions to capitalize on this opportunity. We will benefit from Michael’s experience as we continue to implement our strategic plan, and we are pleased to have him join our board.”
In 14 years with Univision, Wortsman expanded the television station division from eight stations to 62 stations. He was instrumental in the company’s launch of Spanish-language network Telefutura and served as president of the Telefutura Station Group. Wortsman also led Univision’s development of the Puerto Rican market and served as president of Univision of Puerto Rico. He retired from Univision in April 2007.
Phelps K. Fisher, Fisher’s chairman of the board commented: “Michael helped build Univision into the premier network that it is today. His skills and talents will greatly benefit our board.”
Prior to Univision, Wortsman spent 17 years in sales and management roles with English-language television stations; notable positions include vice president and station manager for KUSI-TV in San Diego; vice president and general sales manager for WTTG-TV (Fox) in Washington D.C.; local sales manager at KTLA-TV in Los Angeles; and director of sales at NBC affiliate KRON-TV in San Francisco.
“Fisher has developed a strong Spanish-language strategy,” said Wortsman. “I look forward to working with members of Fisher’s board and management team to provide guidance on their strategy for the ultimate benefit of the Spanish-language community in all of Fisher’s markets.”
With the addition of Wortsman, Fisher’s board is now comprised of ten directors, nine of whom are independent.
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About Fisher Communications
Fisher Communications, Inc. (NASDAQ: FSCI) is a Seattle-based communications company that owns and manages 19 television stations and eight radio stations in the Pacific Northwest. The Company owns and operates Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle. More information about Fisher Communications can be found at www.fsci.com.

Forward-looking statement
This release may contain forward-looking statements relating to Fisher Communications and its appointment of Michael D. Wortsman to its board of directors. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Fisher Communications’ actual results include general economic, industry and market sector conditions, the progress and costs of the development of our properties, products and services, the timing and extent of market acceptance of our products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in Fisher Communications’ most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q as filed from time to time with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Fisher Communications undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT:	S. Mae Fujita Numata, Senior Vice President, Chief Financial Officer and Corporate Secretary, Fisher Communications, Inc. (206) 404-6776